Pacific Select Fund NSAR 12-31-10
EXHIBIT 77Q1(a)
MATERIAL AMENDMENTS TO REGISTRANT'S CHARTER OR BYLAWS



The following document is included in Registrant's Form Type N1A/A, Accession No. 0000950123-11-003524 filed on January 18, 2011, and incorporated by reference herein:

Written Instrument Amending the Amended and Restated Agreement and Declaration of Trust to redesignate the name of the PD High Yield Bond Index Portfolio as the PD High Yield Bond Market Portfolio.